Exhibit 15.1

October 14, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 27, 2008 on our review of interim financial information of Spheric Technologies, Inc. (the “Company”) for the six month periods ended June 30, 2008 and June 30, 2007 is included in the Company’s Registration Statement on Form S-1 filed October 15, 2008.

Very truly yours,

/s/ Farber Hass Hurley LLP